Exhibit 10.3

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

COOPERATION AGREEMENT

This Cooperation Agreement (hereinafter called the “Agreement”) made and entered into this 1st day of October, 2005 (the “Effective Date”), by and between TorreyPines Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (“TPTX”), with principal place of business at 11085 North Torrey Pines Road, La Jolla, CA 92037, the United States of America, and Eisai Co., Ltd., a corporation organized and existing under the laws of Japan (“Eisai”), with its registered office at 6-10 Koishikawa 4-chome, Bunkyo-ku, Tokyo, 112-8088, Japan.

WITNESSETH THAT:

WHEREAS, Eisai and TPTX executed the Collaboration Agreement (hereinafter called the “Collaboration Agreement”) made and entered into the 1st day of October, 2002 and terminating as of the 1st day of October, 2005, under which TPTX has engaged in a certain project for the discovery of certain gene targets in the field of late-onset Alzheimer’s disease in humans and Eisai obtains the first negotiation right to license, collaborate, form alliances and/or partnerships and/or all other forms of utilization of any and all intellectual property claiming, disclosing or covering any validated target arising out of or resulting from such project and obtain a right of first refusal on any term sheet on the terms set forth in the Collaboration Agreement;

WHEREAS, Eisai and TPTX wish to continue a collaborative relationship between the parties in the field of late onset Alzheimer’s disease, which is very similar to that set forth in the Collaboration Agreement; and

WHEREAS, Eisai and TPTX acknowledge that certain data set forth in Exhibit A arose from or arose out of research activities under the Collaboration Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings, and except as explicitly noted, each definition shall apply appropriately to the plural form of the word as well as to the singular:

1.1                               “Affiliate” shall mean any corporation, firm, association, joint venture, partnership or other entity which directly or indirectly Owns, is Owned by or is under common Ownership with either Party. The terms “Owns”, “Owned” and “Ownership” for purpose of determining status as an Affiliate shall mean ownership of at least fifty percent (50%) of the voting equity or other ownership interest conferring on the entity who holds it the power directly or indirectly to control or direct the affairs of such corporation, firm, association, joint venture, partnership, or other entity (or such lesser percentage in a particular jurisdiction that provides such control).

1.2                               “Adverse Ruling” shall have the meaning set forth in Section 6.2.

1.3                               “ADR” shall have the meaning set forth in Section 8.3.

1.4                               “Dispute” shall have the meaning set forth in Section 8.3.

1.5                               “Effective Date” shall mean the date first set forth above.

1.6                               “Eisai Invention” shall have the meaning set forth in Section 2.5.

1.7                               “Eisai’s Collaborative Research Work” shall mean collaborative research work performed by Eisai set forth in Section 2.5.

1.8                               “Extension Term” shall have the meaning set forth in Section 6.1.

1.9                               “FTE” shall mean the equivalent of work performed during a twelve (12)-month period on a full time basis by a scientist or other professional (whether an employee or independent contractor of TPTX) possessing skills and experience necessary for TPTX to carry out the Project.

1.10                        “Gene Target” shall mean a nucleic acid comprising a nucleotide sequence and its encoded gene product.

1.11                        “Indication of Interest” shall have the meaning set forth in Section 3.2(c).

1.12                        “Joint Invention” shall have the meaning set forth in Section 2.5.

1.13                        “JSC” shall have the meaning set forth in Section 2.2.

1.14                        “Negotiation Period” shall have the meaning set forth in Section 3.2(d).

1.15                        “Neutral” shall have the meaning set forth in Exhibit B hereto.

1.16                        “Party” and “Parties” shall mean Eisai or TPTX or both, as applicable.

1.17                        “Project” shall mean the project for the discovery of Gene Targets in the field of treatment or prevention of Alzheimer’s disease in humans, which TPTX is performing and will carry out during the Term, as specified in the Project Plan.

1.18                        “Project Plan” shall mean the plan attached as Exhibit C hereto and incorporated herein.

1.19                        “Recipient” shall have the meaning set forth in Section 7.1

1.20                        “Term” shall have the meaning set forth in Section 6.1.

1.21                        “Term Sheet” shall have the meaning set forth in Section 3.2(f).

1.22                        “TPTX Property” shall mean any and all intellectual property (including, without limitation, all patents, patent applications, trade secrets and know-how) owned or controlled by TPTX claiming, disclosing or covering any Validated Target resulting from the Project and any and all TPTX Proprietary Information with respect to any such Validated Target (including, if applicable, TPTX’s interest in any Joint Invention with respect to any such Validated Target).

1.23                        “TPTX Proprietary Information” shall mean any and all scientific and technical information and data, know-how and concepts owned or controlled by TPTX which (a) have been developed by or on behalf of TPTX prior to the Effective Date in the course of its project for the discovery of Gene Targets in the field of treatment or prevention of Alzheimer’s disease in humans, including the project conducted under the Collaboration Agreement, or (b) is developed by or on behalf of TPTX in the course of the Project during the Term.

1.24                        “Validated Target” shall mean any Gene Target discovered or identified in the course of the Project, which is designated by the JSC as validated in accordance with the Validation Criteria in effect at the time the applicable quarterly report detailing such Gene Target is submitted to the JSC.

1.25                        “Validation Criteria” shall mean the genetic and/or biochemical criteria for validating Gene Targets identified pursuant to the Project attached hereto as Exhibit D and incorporated by reference herein, as may be amended upon unanimous agreement of the JSC.

ARTICLE 2

COLLABORATION AND GOVERNANCE

2.1                               TPTX shall be solely responsible for conducting the Project and shall use reasonable efforts to conduct the Project during the Term in accordance with the Project Plan. TPTX shall devote at least [***]FTEs to the Project during each year of the Term, and Eisai shall pay TPTX for the services of [***] FTEs as set forth in Section 4.2. TPTX shall obtain the equipment and supplies necessary to conduct the Project.

2.2                               Promptly following the Effective Date, the Parties shall form a Joint Steering Committee (“JSC”) which shall, in good faith, manage the Project and the Project Plan pursuant to the scientific objectives of the Project and the Project Plan and shall have responsibilities including, but not limited to those set forth below and as specified elsewhere in this Agreement:

(a)                                  establishment of a working research plan for each year during the Term setting forth the research activities to be accomplished each quarter during the Term;

(b)                                  monitoring and modifying as necessary the working research plan established under Section 2.2(a);

(c)                                  determining the composition of the FTEs funded by Eisai pursuant to Section 4.2 hereof (meaning the areas of expertise for FTEs who work on the Project);

(d)                                  determining the types of tasks to be performed by such FTEs;

(e)                                  designation of Gene Targets identified pursuant to the Project as Validated Targets in accordance with the Validation Criteria;

(f)                                    discussing and determining details of Validation Criteria;

(g)                                 discussing and determining details of Eisai’s Collaborative Research Work; and

(h)                                 general oversight of the Parties’ efforts under this Agreement.

***   Confidential Treatment Requested

2.3                               The JSC shall consist of eight (8) members, four (4) of whom shall be appointed by TPTX and four (4) of whom shall be appointed by Eisai. The JSC shall be co-chaired by one of the members designated by each Party. The chairpersons of the JSC will have overall responsibility for coordinating the decisions of the JSC. All actions taken and decisions made by the JSC shall be by unanimous written consent, with the representatives of TPTX collectively having one (1) vote and the representatives of Eisai collectively having one (1) vote. If the JSC fails to reach unanimous consent with regards to certain of Eisai’s Collaborative Research Work and such work does not involve the use of TPTX Property, TPTX Proprietary Information or other confidential information of TPTX, then Eisai may proceed with such work on its own and shall provide regular updates to the JSC regarding such work. If the JSC fails to reach unanimous consent with regards to any action or decision other than Eisai’s Collaborative Research Work as provided in the immediately preceding sentence, the proposed action or decision shall not be implemented; provided however, that either party may seek resolution of the matter in accordance with Section 8.3.

2.4                               The JSC shall meet at least four (4) times per year during the Term and the Extension Term, as applicable, or at such greater frequency as the JSC agrees. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the Parties (except that at least two (2) of such meetings per year shall be conducted in person), and the Parties shall agree upon the time of meetings. Within thirty (30) days after each meeting, the JSC chairpersons will provide the Parties with the minutes of such meeting of the JSC, which shall include the items described in Section 2.2(c) through (g), as appropriate.

2.5                               In the event that either Party reasonably believes that Eisai’s collaborative work can facilitate accomplishment of the Project, such party can propose to the JSC that Eisai perform the work. It is agreed and acknowledged that content of Eisai’s collaborative work which can be proposed by each party shall be exemplified in Exhibit E. Upon receipt of such proposal, the JSC shall discuss and determine a detailed plan of Eisai’s Collaborative Research Work which includes, but is not limited to, type of work, validation criteria and schedule, in accordance of Section 2.3. Once the JSC determines a detailed plan of Eisai’s Collaborative Research Work, Eisai shall make its reasonable efforts in performing it. In avoidance of doubt, TPTX’s obligation to use reasonable efforts to conduct the Project set forth in Section 2.1 shall continue to be effective as it has been even after the JSC makes any decision with respect to Eisai’s Collaborative Work. Eisai will provide a summary of Eisai’s Collaborative Research

Work to the JSC in conjunction with the quarterly reports submitted by TPTX pursuant to Section 3.2(a), which summary shall be treated by TPTX as confidential information of Eisai, within the meaning of and subject to the terms and obligations of Article 7 of this Agreement. If any discovery and invention is made by Eisai in course of Eisai’s Collaborative Research Work (an “Eisai Invention”), Eisai shall inform TPTX of such Eisai Invention, and TPTX has a right to use it during the Term and Extension Term. If any discovery and invention is made jointly by Eisai and TPTX in course of Eisai’s Collaborative Research Work (a “Joint Invention”), the Parties shall inform one another of such Joint Invention, and intellectual property right arising from such Joint Invention is co-owned by Eisai and TPTX. The Parties will agree upon which Party will take the lead in filing, prosecuting and maintaining the intellectual property rights arising from such Joint Inventions, and the Party that takes the lead in such activities will keep the other Party informed regarding such activities and take into account the comments of the other Party with regard to such activities. Each Party shall have the right, as a co-owner of the intellectual property rights arising from Joint Inventions, to use and practice such Joint Invention (and may license to any third party such right to use and practice such Joint Invention and, upon the grant of such license, will agree to payment of fair and reasonable compensation to the other Party with respect to such Joint Invention in an amount to be negotiated in good faith between the Parties), without accounting to the other, subject to the rights granted to Eisai under Section 3.2(c), (d), (e) and (f).

2.6                               TPTX has the exclusive right to be the first to negotiate with Eisai a license or other right to use each Eisai Invention. TPTX may exercise such right by providing Eisai written notice within[***] days after receipt of notice of such Eisai Invention from Eisai. If TPTX exercises the right of first negotiation for an Eisai Invention within such [***] day period, the Parties shall discuss and determine in good faith terms and conditions of the license within the [***] days following the date of the notice of exercise by TPTX (or such longer period as agreed in writing by the Parties). If the Parties fail to agree on the terms and conditions of the license within such [***] day period (as may be extended), then Eisai shall be free to grant a license or other right to the Eisai Invention to a third party, except that for a period of [***] months following the end of such [***] day period (as may be extended), Eisai shall not grant a license or other right to the Eisai Invention to any third party on terms more favorable to such third party than those last offered by Eisai to TPTX without first offering TPTX such more favorable terms for a period of at least [***] days.

***   Confidential Treatment Requested

ARTICLE 3

FIRST NEGOTIATION RIGHT AND RIGHT OF FIRST REFUSAL

3.1                               TPTX hereby grants to Eisai, during the Term and the Extension Term, as applicable, the exclusive right to be the first to negotiate terms and conditions to license, collaborate, form alliances and/or partnerships and/or all other forms of utilization of TPTX Property in accordance with Section 3.2. TPTX also grants to Eisai a right of first refusal on any Term Sheet (as defined below) in accordance with Section 3.2.

3.2                               The Parties agree and acknowledge that Eisai’s exclusive right to be the first to negotiate and Eisai’s right of first refusal on Term Sheet set forth in Section 3.1 shall be realized and implemented through the following procedures:

(a)                                  TPTX shall submit to the JSC a quarterly report following the end of each quarter during the Term which provides true and accurate information regarding the following: (i) a description of Gene Targets discovered or identified by TPTX in the course of the Project during the applicable quarter; (ii) information regarding such Gene Targets as appropriate to enable the JSC to determine whether such Gene Targets satisfy the Validation Criteria; and (iii) a summary of research activities under the Project during the applicable quarter. Within [***] days after the date of such report, with respect to each Gene Target, the JSC shall (i) designate the Gene Target as a Validated Target; (ii) indicate that the Gene Target is not a Validated Target; or (iii) indicate that additional experiments are required before it can determine whether the Gene Target is a Validated Target. Such additional experiments will be agreed upon by the JSC, and the results thereof will be described in a report in accordance with this Section 3.2(a). The contents of reports provided to Eisai hereunder shall be treated by Eisai as confidential information of TPTX, within the meaning of and subject to the terms and obligations of Article 7 of this Agreement. Except as provided in Section 3.2(e), TPTX will not disclose to third parties any information described in the quarterly report or summaries without prior written consent of Eisai during the Term, except that (i) TPTX may disclose information described in the quarterly report or summaries to potential third party financial investors in TPTX (provided that any such third party agrees to maintain the confidentiality of any such information of TPTX provided to such third party by TPTX), and (ii) TPTX may issue press releases and make scientific presentations and publications in the ordinary course of its business that generally describe the status of its research and development activities, provided that such press releases or scientific presentations do not disclose any Validated Targets to which Eisai continues to have rights under

***   Confidential Treatment Requested

this Section 3.2 or any Gene Targets discovered or identified in the course of the Project that the JSC has not yet reviewed to determine whether or not they are Validated Targets.

(b)                                  TPTX shall allow Eisai’s employees or agents to visit research facilities of TPTX during the Term and the Extension Term, as applicable, with reasonable prior notice and at reasonable times and reasonable length of stay in order to enable Eisai to understand the status of the Project. Such Eisai employees or agents shall be subject to TPTX’s standard policies regarding visitors to its facilities and shall be obligated to hold any confidential information of TPTX in confidence and not to use any such confidential information of TPTX for any purpose other than as contemplated by this Agreement in accordance with the provisions of Article 7. In addition, TPTX and Eisai will have regular communications by telephone and e-mail as reasonably necessary during the Term regarding the status of the Project.

(c)                                  During the Term and the Extension Term, as applicable, Eisai may express its interest in negotiating the terms and conditions to license, collaborate, form alliances and/or partnerships and/or all other forms of utilization of one (1) or more specific Validated Target within the TPTX Property by providing written notice to TPTX specifying the applicable Validated Targets of interest within the TPTX Property (an “Indication of Interest”). Eisai must provide an Indication of Interest with respect to a Validated Target within [***]) days after the date that the JSC designates such Validated Target. If Eisai does not provide an Indication of Interest with respect to a Validated Target within such period, then the right of first negotiation with respect to such Validated Target shall expire at the end of such period, and Eisai shall have no further rights with respect to such Validated Target.

(d)                                  For a period of [***] days following the date of an Indication of Interest (the “Negotiation Period”), the Parties shall negotiate in good faith regarding a proposal for a license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of the TPTX Property specified in such Indication of Interest. The Negotiation Period may be extended upon written mutual agreement of the Parties for an additional [***] days, and such additional [***] day period shall be included in the defined term “Negotiation Period.”  The terms and subject matter of such negotiations shall be treated by the Parties as confidential information of both Parties, within the meaning of, and subject to the terms and obligations of Article 7 of this Agreement.

***   Confidential Treatment Requested

(e)                                  In the event that, by the end of such Negotiation Period, the Parties reach an agreement with respect to the terms and conditions of a license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of the TPTX Property specified in the applicable Indication of Interest, then the Parties will enter into a definitive agreement reflecting the terms and conditions mutually agreed to by the Parties. In the event that, by the end of such Negotiation Period, the Parties do not reach an agreement with respect to the terms and conditions of a license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of the TPTX Property specified in such Indication of Interest, then, subject to compliance with the right of first refusal set forth in Section 3.2(f), Eisai shall have no rights with respect to TPTX Property specified in such Indication of Interest, and TPTX shall be free to discuss and enter into an agreement with a third party with respect to a license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of TPTX Property specified in such Indication of Interest, and to disclose such TPTX Property, including, without limitation, information described in the relevant quarterly report and summaries as necessary to facilitate such actions.

(f)                                    For a period of [***] months following the end of such Negotiation Period, TPTX may not enter into an agreement with respect to the terms and conditions of a license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of the TPTX Property specified in the applicable Indication of Interest unless (i) TPTX first provides to Eisai a copy of the Term Sheet (as defined below) for such agreement and (ii) Eisai does not make a proposal to TPTX in writing that is equivalent or superior to the Term Sheet within [***] days after the date that TPTX provided such Term Sheet. As used herein, “Term Sheet” means the term sheet agreed to by TPTX and a third party in connection with negotiations with such third party, which describes material terms and conditions of a definitive agreement regarding specific TPTX Property that was previously identified in such Indication of Interest. In avoidance of doubt, in the event that Eisai makes a proposal to TPTX in writing that is equivalent or more favorable to TPTX than the Term Sheet within [***] days after the date that TPTX provided such Term Sheet, Eisai and TPTX shall enter into good faith negotiations for a definitive agreement with respect to the TPTX Property specified in such Term Sheet on the terms set forth in such proposal. In this case, TPTX shall not enter into a definitive agreement with a third party that is equivalent or less favorable to TPTX than Eisai’s proposal, unless TPTX and Eisai do not enter into a definitive agreement with respect to TPTX Property specified in such Term Sheet within [***] days after such proposal is provided by Eisai to TPTX. If

***   Confidential Treatment Requested

TPTX consummates a transaction with a third party in compliance with this Section 3.2(f), then Eisai shall have no rights with respect to the TPTX Property specified in such Indication of Interest.

(g)                                 At the end of the Term or the Extension Term, as applicable, Eisai shall have no rights with respect to any TPTX Property, except (i) rights granted under any license, collaboration, formation of alliances and/or partnerships and/or other forms of utilization of specific TPTX Property specified in an Indication of Interest entered into by the Parties in accordance with the procedures described in this Section 3.2, and (ii) solely during the applicable Negotiation Period, the right of first negotiation granted under this Section 3.2, and, if applicable, solely for the [***] month period following the end of such Negotiation Period, the right of first refusal granted under this Section 3.2, with respect to TPTX Property specified in any Indication of Interest dated prior to the end of the Term or the Extension Term as applicable.

(h)                                 For clarification, the Parties acknowledge and agree that both the right of first negotiation and the right of first refusal granted under this Section 3.2 shall apply only to the TPTX Property and only to a license, collaboration, alliance and/or partnership and/or other form of utilization of a Validated Target within the TPTX Property (but not to any sale of all of TPTX’s business, or any portion of its business that includes the TPTX Property, through a merger, sale of assets or similar transaction), and shall not apply to any other intellectual property of TPTX, including, without limitation, any intellectual property of TPTX claiming, disclosing or covering any Gene Targets other than Validated Targets.

(i)                                    If, during the Term or the Extension Term, as applicable (which, for purposes of this Section 3.2(i) shall mean the Original Term but shall include the Additional Period only if TPTX informs Eisai in writing that this Section 3.2(i) is applicable to the Additional Period pursuant to the procedures described in Section 6.1), the Board of Directors of TPTX determines to consider the sale of all of its business, or any portion of its business that includes the TPTX Property, through a merger, sale of assets or similar transaction (a “Proposed Transaction”), then before TPTX agrees to the principal terms of a Proposed Transaction with any third party, TPTX will first advise Eisai in writing that TPTX is considering a Proposed Transaction. If Eisai does not provide written notice to TPTX within [***] days after the date of the written notice provided by TPTX to Eisai regarding a Proposed Transaction that Eisai is interested in discussing a Proposed Transaction between the Parties, then TPTX may proceed with a Proposed Transaction with any third party without further obligation to Eisai under this

***   Confidential Treatment Requested

Section 3.2(i). If Eisai provides written notice to TPTX within [***] days after the date of the written notice provided by TPTX to Eisai regarding a Proposed Transaction that Eisai is interested in discussing a Proposed Transaction between the Parties, then, for a period of [***] days following the date of such written notice from Eisai (the “Discussion Period”), the Parties shall negotiate in good faith regarding a Proposed Transaction between TPTX and Eisai. The Discussion Period may be extended upon written mutual agreement of the Parties for an additional [***] days, and such additional [***] day period shall be included in the defined term “Discussion Period.”  The terms and subject matter of such negotiations shall be treated by the Parties as confidential information of both Parties, within the meaning of, and subject to the terms and obligations of, Article 7 of this Agreement. In the event that, by the end of such Discussion Period, the Parties reach an agreement with respect to the terms and conditions of a Proposed Transaction between the Parties, then the Parties will enter into a definitive agreement reflecting the terms and conditions mutually agreed to by the Parties. In the event that, by the end of such Discussion Period, the Parties do not reach an agreement with respect to the terms and conditions of a Proposed Transaction between the Parties, then TPTX may proceed with a Proposed Transaction with any third party without further obligation to Eisai under this Section 3.2(i), and TPTX may make disclosures to such third party of information regarding TPTX, including, without limitation, information described in reports provided pursuant to Section 3.2(a) (provided that such third party agrees to maintain the confidentiality of any such information of TPTX provided to such third party by TPTX). In the event that TPTX completes a Proposed Transaction with a third party, the rights granted by TPTX to Eisai under this Agreement shall remain in effect, and such transaction shall not limit or restrict the rights granted to Eisai under this Agreement. This Section 3.2(i) shall automatically terminate upon the initial public offering of Common Stock of TPTX.

ARTICLE 4

PAYMENT

4.1                               In consideration for (i) the exclusive right of first negotiation and (ii) the right of first refusal on Term Sheets set forth in Section 3.1, Eisai shall pay TPTX [***] U.S. dollars (US$[***]) within [***] days after the Effective Date.

4.2                               Eisai shall pay TPTX [***] U.S. dollars (US$[***]) per year during the Term as payment for the [***] FTEs per year used by TPTX for the Project. Such amounts shall be

***   Confidential Treatment Requested

payable in equal quarterly installments of [***]U.S. dollars (US$[***] in advance, with the first quarterly installment due and payable within thirty (30) days after the Effective Date.

4.3                               All payments made hereunder shall be paid by wire transfer of funds to an account at TPTX’s designated bank in California, and shall be paid in U.S. dollars.

4.4                               The payments set forth in this Article 4 shall be made without reduction for any taxes, charges, or remittance fees, provided that TPTX shall be responsible for any income taxes payable by TPTX on payments received by TPTX under this Agreement. Eisai shall pay over to the appropriate taxing authorities the withholding taxes or charges deducted from the payments to TPTX and shall deliver to TPTX true copies of receipt or tax return covering such tax payments, and TPTX shall provide Eisai with documentation necessary for Eisai to file an application with the Japanese Tax Office to avoid or reduce withholding or other applicable taxes (which TPTX has previously provided to Eisai).

ARTICLE 5

WARRANTIES

5.1                               Each Party warrants that the performance by such Party of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach of any other material agreement or understanding, written or oral, to which it is a party.

5.2                               TPTX warrants that there are no adverse proceedings, claims or actions pending, or to the best of TPTX’s knowledge, threatened, relating to any TPTX Proprietary Information as of the Effective Date, and TPTX shall, to the best of its knowledge, have the full right and legal capacity to disclose and deliver TPTX Proprietary Information pursuant to the terms of this Agreement without violating the rights of third parties. TPTX further warrants that it has the full right and legal capacity to execute this Agreement, without violating the rights of third parties.

5.3                               Each Party warrants that it will observe all applicable regulations, rules, codes, legal and regulatory guidance and laws in performing the Project or Eisai’s Collaborative Research Work, as applicable.

5.4                               TPTX warrants that each report required to be delivered pursuant to Section 3.2(a) shall be prepared by TPTX in good faith.

***   Confidential Treatment Requested

5.5                               Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant the success of the Project.

ARTICLE 6

TERM AND TERMINATION

6.1                               This Agreement shall become effective on the Effective Date and, unless earlier terminated or extended hereunder, shall continue in effect until the second anniversary of the Effective Date (the “Term”) and, solely for purposes of Section 3.2 with respect to TPTX’s quarterly report submitted to the JSC following the last quarter of the Term and activities to be completed pursuant to Section 3.2 following submission of such report, shall continue after the Term until the date upon which all such activities have been completed in accordance with Section 3.2 (the “Extension Term”). Eisai shall have the one-time right, in its sole discretion, to extend the original Term, which ends on the second anniversary of the Effective Date (the “Original Term”), for a period of [***] months immediately following the end of the Original Term (the “Additional Period”). If Eisai wishes to exercise such right to extend the Term by the Additional Period by providing TPTX written notice of such intention on or prior to the date that is [***] days after TPTX submits the quarterly report for the quarter immediately preceding the last quarter of the Original Term pursuant to Section 3.2(a); provided that, if a Gene Target presented in the quarterly report for the last quarter of the Original Term is designated a Validated Target by the JSC pursuant to Section 3.2(a), Eisai shall have [***] days from the date the JSC makes such designation to exercise its right to extend the Term by the Additional Period pursuant to this Section 6.1. In the event that TPTX receives Eisai’s intention within the fifteen-day period, TPTX shall inform Eisai in writing of whether subsection (i) of Section 3.2 is applicable to the Additional Period. Upon receipt of TPTX’s information set forth in the preceding sentence, Eisai may exercise its right to extend the Term by written notice to TPTX within [***] days of receipt thereof. If Eisai extends the Term pursuant to this Section 6.1, Eisai shall pay TPTX (a) an amount equal to [***] U.S. dollars (US$[***]) on the first day of the

***   Confidential Treatment Requested

Additional Period and (b) [***] U.S. dollars (US$[***]) per quarter of the Additional Period, payable quarterly in advance, for FTEs used by TPTX for the Project during the Additional Period. All such payments shall be made in accordance with the terms of Article 4. If Eisai extends the Term pursuant to this Section 6.1, the term “Term” shall automatically include the Additional Period.

6.2                               It is the Parties’ express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances and that there shall only be a limited right to terminate this Agreement under the following circumstances as a matter of last resort. In the event that the Neutral, in accordance with the procedures set forth in Section 8.3 and Exhibit B attached hereto and incorporated herein, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach (the “Adverse Ruling”), and the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the non-breaching Party shall have the right to terminate this Agreement by providing written notice thereof to the breaching Party.

6.3                               The rights and obligations arising from Sections 2.5 (last three sentences only), 2.6, 3.2(g) and (h), 5.5 and 6.3, and Articles 7 and 8 (including Exhibit B) and, solely for the period of time and for the purposes described in such sections, Sections 3.2(d), (e) and (f), shall survive expiration or termination of this Agreement. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

ARTICLE 7

EXCHANGE OF INFORMATION AND CONFIDENTIALITY

7.1                               During the Term and for [***] years thereafter (and notwithstanding any termination or expiration of this Agreement), TPTX and Eisai shall not use or reveal or disclose to third parties any confidential information received from the other Party or otherwise developed by the other Party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the other Party. For clarification, Joint Inventions

***   Confidential Treatment Requested

shall be considered confidential information of both Parties. Notwithstanding the above, the Party to whom confidential information was disclosed (the “Recipient”) shall not be in violation of this Agreement with regard to disclosure of information that Recipient can evidence by competent written proof:  (a) is or becomes part of the public domain subsequent to the time it was communicated to the Recipient by the other Party through no fault of the Recipient, (b) is already in Recipient’s possession free of any obligation of confidence at the time it was communicated to the Recipient, (c) is disclosed to the Recipient by a third party having the right to do so, which third party did not obtain the same, directly or indirectly, from the other Party, or (d) is in response to a valid order by a court or other governmental body (but solely to the extent of and pursuant to such order), provided that the Recipient provides the other Party with prior written notice of such disclosure pursuant to Section 7.1(d) in order to permit the other Party to seek confidential treatment of such information. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

7.2                               Nothing herein shall be construed as preventing either Party from disclosing any information received from the other Party to its employees, consultants, agents and Affiliates, provided that such employees, consultants, agents and Affiliates have undertaken a similar obligation of confidentiality with respect to the confidential information.

7.3                               No public announcement or other disclosure to any third party concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except as required by applicable law, rule or regulation, without first obtaining the approval of the other Party and agreement upon the nature and texts of such announcement or disclosure. The Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure (pursuant to legal requirement, for recording purposes or otherwise) in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy of the proposed public statement, in order to solicit such other Party’s written approval. TPTX may disclose the existence and terms of this Agreement to potential third party financial investors in TPTX or a potential third party acquiror of all or substantially all of the business TPTX (provided that any such third party agrees to maintain the confidentiality of any such information provided to such third party by TPTX).

ARTICLE 8

GENERAL

8.1                               If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement (other than payment), is prevented, restricted, interfered with or delayed by reason of any casualties or contingencies beyond the control of the Parties and their suppliers, including Acts of God, government regulations, laws, orders or decrees, labor disputes, floods, fires, civil commotion, embargoes, quotas, shortage of labor, power or materials or any delays in transportation or detention by customs and health authorities which are also beyond the control of the Parties and their suppliers, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

8.2                               This Agreement shall be governed by and interpreted in accordance with laws of California, without regard to conflicts of laws principles.

8.3                               In the event a dispute (“Dispute”) arises between the Parties arising out of or relating to this Agreement, the Parties shall use all reasonable efforts to resolve the Dispute through direct discussions of the respective Presidents of TPTX and Eisai in the manner described in Exhibit B, and any dispute that has not been amicably resolved by such settlement discussions shall be resolved by binding Alternative Dispute Resolution (the “ADR”) in the manner described in Exhibit B. Notwithstanding the foregoing, each Party acknowledges that its breach of Article 7 of this Agreement may cause irreparable damage and hereby agrees that the other Party shall be entitled to seek injunctive relief under this Agreement with respect to such breach, as well as such further relief as may be granted by a court of competent jurisdiction, and any such Disputes may be brought in the state courts and the Federal courts located in San Diego County, California and the Parties hereby consent to the personal jurisdiction and venue of these courts.

8.4                               In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and the Parties shall consult with one another in order to reach a new agreement that conforms with the applicable statute or rule of law in the relevant jurisdiction.

8.5                               This Agreement, entered into as of the Effective Date, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous writing and understandings (including the Alliance Agreement between the Parties, dated March 31, 2001 and the Collaboration Agreement) with respect to the subject matter hereof. Except as superseded by this Agreement with respect to the subject matter hereof, the Alliance Agreement between the Parties, dated March 31, 2001, and the Collaboration Agreement remain in effect in accordance with their respective terms. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by mutually acceptable written instruments specifically referred to and executed in the same manner as this Agreement.

8.6                               The Parties recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any TPTX Property, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such TPTX Property.

8.7                               Any notice required to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, by personal delivery, registered U.S. mail, or overnight courier, or facsimile, addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon the date of receipt.

To Eisai:	Eisai Co., Ltd.
6-10 Koishikawa 4-chome, Bunkyo-ku
Tokyo 112-8088, Japan
Attention: Vice President, Corporate Business Development

To TPTX:	TorreyPines Therapeutics, Inc.
11085 North Torrey Pines Rd. Suite 300
La Jolla, CA 92037, U.S.A.
Attention: President and Chief Executive Officer

8.8                               Neither this Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the intellectual property rights which are subject to this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

8.9                               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties through their authorized representatives, have executed this Agreement as of the Effective Date.

TorreyPines Therapeutics, Inc.

By:	/s/Neil M. Kurtz

Name:	Neil M. Kurtz, M.D.

Title:	President and CEO

Eisai Co., Ltd.

By:	/s/ Kentaro Yoshimatsu

Name:	Kentaro Yoshimatsu

Title:	Senior Vice President

Discovery & Development Research

Exhibit A

[***]

***   Confidential Treatment Requested

EXHIBIT B

ALTERNATIVE DISPUTE RESOLUTION

The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either Party’s rights and/or obligations. To have such a dispute resolved by this ADR provision, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between the President of TPTX and the President of Eisai within thirty (30) days after such notice is received (all references to “days” in this Exhibit B are to calendar days).

Any negotiations regarding a dispute shall be treated as settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules of evidence. Such negotiations shall not be admissible in any subsequent ADR hearing.

If the matter has not been resolved within thirty (30) days of the notice of dispute, or if the Parties fail to meet within such thirty (30) days, either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1.                                       To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.                                       Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral (the “Neutral”) to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable Neutral within such period, the parties shall request the President of the Center for Public Resources (“CPR”), 366 Madison Avenue, New York, New York 10017, to select a Neutral pursuant to the following procedures:

(a)                                  The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request from the Parties, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either Party or any of their subsidiaries or Affiliates.

(b)                                 Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                                  Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                                 If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsections 2(a) - 2(d) shall be repeated.

3.                                       No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the Neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place in Honolulu, Hawaii, or at such other location agreed upon by the Parties. The language of the ADR shall be English.

4.                                       At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the Neutral:

(a)                                  a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral;

(b)                                 a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                                  a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue, provided, the proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue;

(d)                                 a brief in support of such Party ‘s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages, provided, this page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subsections 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.                                       The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)                                  Each Party shall be entitled to five (5) hours of hearing time to present its case. The Neutral shall determine whether each party has had the five (5) hours to which it is entitled.

(b)                                 Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c)                                  The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)                                 Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                                  Settlement negotiations shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the Neutral shall have sole discretion regarding the admissibility of any evidence.

6.                                       Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.                                       The Neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party ‘s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.                                       The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)                                  If the Neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)                                 If the Neutral rules in favor of one Party on some issues and the other Party on other issues, the Neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The Neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.                                       The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.                                 Except as provided in Article 7 of the Agreement to which this Exhibit is attached or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed confidential information. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

EXHIBIT C

[***]

***   Confidential Treatment Requested

Appendix I.

[***]

Appendix II.

[***]

Appendix III.

[***]

***   Confidential Treatment Requested

EXHIBIT D

[***]

***   Confidential Treatment Requested

Exhibit E

[***]

***   Confidential Treatment Requested